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                                                                 EXHIBIT 10.11

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of November 17, 1999 by and between Andrew Reckles ("Reckles"), Paul T. Mannion ("Mannion"), and Vincent Sbarra ("Sbarra") (Reckles, Mannion and Sbarra may collectively be referred to as "Members") and Peachtree FiberOptics, Inc., a Delaware corporation ("Purchaser"). Definitions of capitalized terms used in Articles 1 through 7 herein which are not otherwise defined are set forth in Section 8.1.

                              W I T N E S S E T H:

         WHEREAS, the Members are engaged in the capital finance and consulting business as an unincorporated enterprise (the "Company") having operated previously as a specialty finance group of First Atlanta Securities and prior to that as the "JWGenesis Specialty Finance Group" and the Members are desirous of selling certain of the business assets and assigning certain of its business liabilities of the Company to Purchaser; and

         WHEREAS, in reliance upon the representations, warranties and covenants of the Company contained in this Agreement, Purchaser desires to acquire substantially all of the assets of the Company.

         NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.

                           PURCHASE AND SALE OF ASSETS

         SECTION 1.1 PURCHASE AND SALE. Subject to the provisions of this Agreement, on the Closing Date (as hereinafter defined), the Company shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept, for the consideration hereinafter provided, the respective assets and rights of the Company described herein (the "Assets"), wherever located and whether or not shown on the books of account or other records of the Company, specifically including, but without limitation, the following:

                  (a) EQUIPMENT. The equipment, machinery, furniture, fixtures, materials, supplies, consumable items and other assets;

                  (b) RECEIVABLES. The receivables of the Company not otherwise owned by the Members prior employer;

                  (c) MISCELLANEOUS ASSETS. All right title and interest in and to the tangible and intangible assets of the Company generally described below (the "Miscellaneous Assets") wherever located and whether or not on the books of account or other records. including, without limitation:

                           (i)      all assets currently used by the Members in
operating the Company except assets in the personal name of the Members and/or their spouses;

                           (ii)     equipment leasehold deposits;



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                           (iii)    all patents, technical processes,
compilations, formulations, formulas, strategies, analytic data and models, and/or other such information developed or used by the Company, or which the Company has a right to use, and all know-how and trade secrets which are owned by third parties in which the Company has any interest by license or otherwise, and all processes, marketing procedures, formulae, supplier, referral, business source and customer lists and files and records of the Company, all lists of potential customers, suppliers, referrals and business sources, all data bases relating to customers, suppliers, referrals and business sources and all other data of any kind or nature on any and all media, product and sales literature of the Company, all software owned by the Company and all rights, authority and privileges enjoyed by the Company in connection with any and all software owned by third parties, all trade names, trademarks, service marks, copyrights, trade dress (whether registered or at common law), including, without limitation, the names "Vcapitalmarkets.com, Vcapitalmarkets.net, Vcorporatefinance.com, Vcorporatefinance.net" (collectively hereinafter referred to as "Intellectual Property");

                           (iv)     all trade and/or other accounts receivable,
rights to payments and other non-cash consideration payable to the Company other than those owned by the Member's former employer and all other notes receivable, miscellaneous accounts and installment contracts;

                           (v)      by Purchaser at its sole discretion on or
before or after Closing, the real estate lease associated with the current offices of the Company;

                           (vi)     copies of all books and records, wherever
located, all customer, referral and supplier lists or lists of potential customers, referring parties or suppliers, trade secrets, business source, technical information, product and sales literature, deposits, prepayments and other credits, if any, of the Business;

                           (vii)    unless rejected by Purchaser at its sole and
absolute discretion at any time on or before or after Closing, all insurance policies owned or possessed by the Company;

                           (viii)   the exclusive use of the names
"Vcapitalmarkets.com, Vcapitalmarkets.net, Vcorporatefinance.com,
Vcorporatefinance.net" and all other trade names of the Company;

                           (ix)     all licenses, permits, approvals and all
applications therefor of the Company with all Governmental Bodies and other regulatory authorities relating to the Company;

                           (x)      all interests and rights of the Company to
enforce all Contractual Rights and to obtain injunctive relief and damages with respect to any and all confidentiality and non-competitive agreements and restrictive covenants against any party; and

                           (xi)     any and all other assets, properties,
business and goodwill of the Company of any kind, character and description, whether tangible or intangible, real, personal or mixed, and wherever located or by whomever possessed, including, but not limited to: telephone numbers and listings, maintenance operations, rights and claims to refunds, prepaid expenses, customer deposits, deposits by the Company with any other person, policies and procedures, discounts and adjustments of every kind, express or implied warranties, and all information and records (including, without limitation, personnel records to the extent not prohibited by law) acquired for, used in or in any way related to the Business.

         The sale of the Assets shall be made free and clear of all liabilities and obligations of any kind or nature. Purchaser shall not assume any liabilities or obligations whatsoever of the Company. All obligations and liabilities of the Company, whether existing or hereafter arising, shall remain the sole responsibility of the Members (hereinafter referred to as "Retained Liabilities"). Purchaser shall have no responsibility or obligation whatsoever for any Retained Liabilities or any other liabilities relating to, arising out of or in connection therewith.



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SECTION 1.2       PURCHASE PRICE.

         (a) The aggregate purchase price (the "Purchase Price") of the Assets shall be 773,500 shares of the Purchasers common stock (the "Shares") payable at Closing and they are the only shares common shares of the Purchaser referenced in the Employment Agreements and Schedules thereto by and between the Members and the Purchaser dated as of the date of this Agreement (collectively, the "Employment Agreements"). The Shares shall be subject to escrow and divestment pursuant to Paragraph 4 (b) and other applicable terms and conditions of the Employment Agreements.

         (b) The Shares referenced herein above shall be allocated to the Members with such allocation described in Paragraph 4 (b) of the respective Employment Agreements as follows:

                  (i)      Paul Mannion: 400,000 Shares
                  (ii)     Andy Reckles 300,000 Shares
                  (iii)    Vince Sbarra: 73,500 Shares

                                   ARTICLE 2.

                                     CLOSING

SECTION 2.1 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneous at the offices of the Purchaser. The date of the Closing shall be referred to as the "Closing Date".

SECTION 2.2   DELIVERIES AT CLOSING.  At the Closing:

         (a)      There shall be delivered to the Company;

                  (i) Employment Agreements executed by Purchaser and each of Mannion, Reckles and Sbarra, respectively;

                  (ii) Stock Option Agreements executed by Purchaser and each of Mannion, Reckles and Sbarra, respectively;

         (b)      There shall be delivered to Purchaser:

                  (i) Employment Agreements executed by Mannion, Reckles and Sbarra, respectively;

                  (ii) Stock Option Agreement executed by Mannion, Reckles and Sbarra, respectively;

                  (iii) All written consents and approvals necessary or required to transfer all of the Assets and to consummate the transactions contemplated hereby in form reasonably satisfactory to Purchaser's counsel;



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                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company, Mannion, Reckles and Sbarra jointly and severally represent and warrant to Purchaser as follows:

         SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Members have full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which the Company is a party have been duly and validly authorized by the Company and no other proceedings on the part of the Company (or any other person) are necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the Contemplated Transactions to which the Company is a party. This Agreement and the other Transaction Documents to which the Company is a party have been duly and validly executed and delivered by each of the Company and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms.

         SECTION 3.2 LIABILITIES. There has been (i) no material adverse change in the Assets or Liabilities, or in the Business or condition of the Company, financial or otherwise, or the result of operations of the Company, and (ii) no change in the Assets or Liabilities or in the Business or condition of the Company, financial or otherwise, or in the results of operations or prospects of the Company, except in the ordinary course of business; and (iii) no factor or condition exists or, to the Company's knowledge and belief, is contemplated or threatened, which might cause such a change in the future.

         SECTION 3.3 ABSENCE OF CERTAIN CHANGES. The Company has conducted the Business in the ordinary course consistent with past practices and there has not been: (a) any material adverse change in the Condition of the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change; (b) any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice), in excess of $5,000; (c) any change in any method of accounting or accounting practice by the Company; (d) any material adverse change in the relationships of the Company with its customers, suppliers and vendors; or (e) except in the ordinary course of the Business, consistent with past practice, any payment, directly or indirectly, of and Liability before or after the same became due in accordance with its terms.

         SECTION 3.4 PROPERTIES. The Company has good and marketable title to all of the Assets, including, without limitation, personal property used in the Business, free and clear of all Liens. The equipment and other tangible personal property constituting a part of the Assets (whether owned or leased), are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted.

         SECTION 3.5   CONTRACTS.

                  Members have provided the Purchaser with an accurate and complete list of all material Contracts to which the Company is a party or by which it or its Assets are bound or subject. True and complete copies of all written Contracts of the Company and summaries of the material provisions of all oral Contracts so listed have been delivered to Purchaser.




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         SECTION 3.6 INTANGIBLE PROPERTY. The Company has not been notified by any third party that the Intellectual Property Rights infringe upon or conflict with the rights or intellectual property of third parties. There are no outstanding claims, liens, encumbrances, options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Company bound by or party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has full title and ownership of all Intellectual Property Rights without any conflict with or infringement of the rights of others. The Company has not infringed or violated in any way any valid patent, trademark, trade name or copyright of others, nor has the Company received any notice, claim or protest respecting any such violation or infringement. At Closing, the Purchaser will have sole right, title and interest in and to the Intellectual Property Rights free and clear of any claims by any person.

         SECTION 3.7 CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving the Company or the Business. There are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether in respect thereof are covered by insurance), pending or, to the knowledge of the Company, threatened on the date hereof, against or involving the Company, any of the Company's Assets or the Business.

         SECTION 3.8 COMPLIANCE WITH LAWS. The Company is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ applicable to the Company (collectively, "Orders"), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its Assets or the Business.

         SECTION 3.9 FINDERS FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company upon consummation of the Contemplated Transactions.

         SECTION 3.10 APPROVALS. The Members and managers of the Company have
(i) determined that the Contemplated Transactions are fair to and in the best interests of the Company and the Members, (ii) approved the Contemplated Transactions, and (iii) resolved to execute and deliver this Agreement.

         SECTION 3.11 ACCURACY OF INFORMATION. No representation, statement or information made or furnished by the Members to Purchaser, in this Agreement, the Transaction Documents and the schedules hereto and thereto contains, or shall contain, any untrue statement of fact or omits or shall omit any fact necessary to make the information contained in such representation, or information not misleading, and, there are no obligations, contingent or otherwise, of the Company that are not disclosed herein or in any schedule to this Agreement.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser makes the following representations and warranties to the Company, Mannion, Reckles and Sbarra:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in all states where its activities make such qualification necessary.



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         SECTION 4.2 AUTHORITY. Purchaser has full power and has taken all corporate action necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of the obligations of Purchaser under this Agreement has been, or will be on the Closing Date, duly and effectively authorized by Purchaser's Board of Directors and no further corporate authority therefor or approval thereof is required by law.

         SECTION 4.3 CONFLICTS. The execution, delivery and performance of this Agreement shall not conflict with or result in the breach or violation of the Purchaser's Articles of Incorporation, By-Laws or any contract, agreement, lease, commitment, license, permit, authorization or concession to which it is a party or by which it is bound, or any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award of any court or administrative or governmental body, or constitute an event which with notice, lapse of time, or both, would result in any such breach, or violation and which would have a material adverse effect on the Purchaser.

         SECTION 4.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Company has heretofore delivered to Purchaser true and complete copies of the Articles of Incorporation and Bylaws, as in effect on the date hereof.

                                   ARTICLE 5.

                         CONDITIONS PRECEDENT TO CLOSING

         SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. All obligations of the Company hereunder are subject, at the option of the Company, to the fulfillment prior to or at the Closing of each of the following conditions:

                  (a) PERFORMANCE. Purchaser shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or nor to the Closing Date.

         SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF PURCHASER. All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment prior to or at the Closing of each of the following further conditions,

                  (a) PERFORMANCE. The Company shall have performed and complied in all respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it or him at or prior to the Closing Date.




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                                   ARTICLE 6.

                                    SURVIVAL

         SECTION 6.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) Notwithstanding any right of Purchaser fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Mannion, Reckles and Sbarra contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder.

                  (b) All representations, warranties, covenants and agreements of Purchaser shall survive the execution and delivery of this Agreement and the Closing hereunder.

                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 NOTICES. All notices which are permitted or required under this Agreement shall be in writing and delivered by hand, by verified overnight delivery, or by certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by written notice by one party to the other parties:

        If to Purchaser:          Peachtree Fiberoptics, Inc.
                                  3300 PGA Boulevard, Suite 810
                                  Palm Beach Gardens, Florida 33410
                                  Attention: President

        With a copy to:           Richard N. Bernstein, Esq.
                                  Cohen, Berke, Bernstein,
                                  Brodie & Kondell, P.A.
                                  Terremark Centre, 19th Floor
                                  2601 South Bayshore Drive
                                  Miami, Florida  33133

        If to the Members:        At the address provided under their respective
                                  Employment Agreements

Notices shall be deemed delivered when delivered by the carrier as provided above, as determined by the carrier receipt and/or confirmation of delivery notice. The addresses set forth above shall be conclusive for all purposes unless and until written notice of a change of address shall be sent to the parties herein.

         SECTION 7.2 OFFSET. Notwithstanding anything contained herein to the contrary and in addition to, without limiting any of Purchaser's other rights and remedies hereunder, Purchaser may, at its option, deduct, withhold and/or otherwise offset the sum of any and all Losses from or against any payments due or payable to an Indemnifying Party hereunder or otherwise in the event of any Losses incurred by Purchaser for breach of this Agreement by the Members.




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         SECTION 7.3 NO ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.

         SECTION 7.4 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provision hereof.

         SECTION 7.5 GOVERNING LAW. This Agreement is deemed to have been made in the State of Florida and its interpretations, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Florida for contracts made and to be performed in that State.

         SECTION 7.6 SCHEDULES. It is acknowledged and agreed that all exhibits and schedules to this Agreement are an integral part hereof and are incorporated, in total, by reference fully as a part of this Agreement in all respects.

         SECTION 7.7 INCORPORATION AND AMENDMENT. This writing constitutes the entire Agreement of the parties superseding and extinguishing all prior agreements or understandings, representations or warranties, relating to the subject matter hereof. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.

         SECTION 7.8 REMEDIES. Each of the parties hereto agrees that any dispute arising among the parties hereto shall be settled by a court of competent jurisdiction in accordance with applicable law and that the parties shall be free to petition the court for all appropriate legal and/or equitable remedies inclusive of specific performance and injunctive relief.

         SECTION 7.9 WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         SECTION 7.10 HEADINGS. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said paragraphs.

         SECTION 7.11 FURTHER ACTION. Each party hereto shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

         SECTION 7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         SECTION 7.13 VENUE. The parties hereto mutually agree that proper venue with respect to any dispute arising hereunder, related hereto and connected herewith shall be Broward County, Florida.

         SECTION 7.14 NO THIRD-PARTY BENEFICIARY. Except as otherwise provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs and permitted successors or assigns hereunder any rights or remedies under or by reason of this Agreement.

         SECTION 7.15 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.



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         SECTION 7.16 PUBLIC ANNOUNCEMENTS. Neither party shall, without prior written consent from the other, issue any press release or furnish any written statement to its employees or to the public concerning the transactions contemplated by this Agreement.

                                   ARTICLE 8.

                                   DEFINITIONS

         SECTION 8.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

                  "AFFILIATE" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

                  "BUSINESS" shall mean the ownership and operation of the Assets comprising the business operations of the Company.

                  "CONTRACT" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding, arrangement, whether written or oral.

                  The term "KNOWLEDGE" with respect to (a) any individual shall mean actual knowledge and (b) any entity shall mean the actual knowledge of the directors and the executive officers of such entity; and "KNOWS" has a correlative meaning.

                  "LIABILITY" shall mean any direct or indirect indebtedness, liability, assessment, claim. loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate. liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

                  "LIEN" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

                  "PERSON" or "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                  "REGULATORY ACTIONS" shall mean any claim, demand, action, suit or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, Including, without limitation, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

                  "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

         SECTION 8.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 8.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."



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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                        PURCHASER:

                                        PEACHTREE FIBEROPTICS, INC., a Delaware
                                        corporation

                                        By: /s/ LENARD SOKOLOW
                                           ----------------------------------

                                        Title: CEO
                                               ------------------------------

                                        MEMBERS

                                        /s/ PAUL T. MANNION
                                        -------------------------------------
                                        Paul T. Mannion


                                        /s/ ANDREW RECKLES
                                        -------------------------------------
                                        Andrew Reckles


                                        /s/ VINCENT SBARRA
                                        -------------------------------------
                                        Vincent Sbarra